Exhibit T3A-39

State of Maine Department of the Secretary of State I, the Secretary of State of Maine, certify that according to the provisions of the Constitution and Laws of the State of Maine, the Department of the Secretary of State is the legal custodian of the Great Seal of the State of Maine which is hereunto affixed and that the paper to which this is attached is a true copy from the records of this Department. In Testimony Whereof, I have caused the Great Seal of the State of Maine to be hereunto affixed. Given under my hand at Augusta, Maine, on this sixteenth day of November, 2020. 1~fattllew Dunlap Secrettuy of State

File No. 20213933DC Pages 2
Fee Paid $ 175
DCN 2203212230042 DLLC
-----FILED-----------------------
11/13/2020

Deputy Secretary of State

A True Copy When Attested By Signature

Deputy Secretary of State

MAINE
LIMITED LIABILITY COMPANY

STATE OF MAINE

CERTIFICATE OF FORMATION

Pursuant to 31 MRSA §1531, the undersigned executes and delivers the following Certificate of Formation:

FIRST: The name of the limited liability company is:

Columbia Care ME LLC

(A limited liability company name must contain the words "limited liability company" or "limited company" or the abbreviation "L.L.C.," "LLC," "L.C." or "LC" or, in the case of a low-profit limited liability company, "L3C" or "l3c" – see 31 MRSA 1508.)

SECOND: Filing Date: (select one)

☑ Date of this filing; or
☐ Later effective date (specified here): ____________________

THIRD: Designation as a low profit LLC (Check only if applicable):

☐ This is a low-profit limited liability company pursuant to 31 MRSA §1611 meeting all qualifications set forth here:

A. The company intends to qualify as a low-profit limited liability company;

B. The company must at all times significantly further the accomplishment of one or more of the charitable or educational purposes within the meaning of Section 170(c)(2)(B) of the Internal Revenue Code of 1986, as it may be amended, revised or succeeded, and must list the specific charitable or educational purposes the company will further;

C. No significant purpose of the company is the production of income or the appreciation of property. The fact that a person produces significant income or capital appreciation is not, in the absence of other factors, conclusive evidence of a significant purpose involving the production of income or the appreciation of property; and

D. No purpose of the company is to accomplish one or more political or legislative purpose within the meaning of Section 170(c)(2)(D) of the Internal Revenue Code of 1986, or its successor.

FOURTH: Designation as a professional LLC (Check only if applicable):

☐ This is a professional limited liability company* formed pursuant to 13 MRSA Chapter 22-A to provide the following professional services:

____
(Type of professional services)

Form No. MLLC-6 (1 of 2)

FIFfH: SIXTH: SEVENTH: The Registered Agent is a: (select either a Commercial or Noncommercial Registered Agent) Commercial Registered Agent CRA. Public Number: p 1 0068 Corporation Service Company (Name of commercial registered agent) D Noncommercial Registered Agent (Name of noncommercial registered agent) (physical location, not P.O. Box- street, city, state and zip code) (mailing address if different from above) Pursuant to 5 MRSA §I 05 .2, the registered agent listed above has consented to serve as the registered agent for this limited liability company. Other matters the members determine to include are set forth in the attached Exhibit~ and made a part hereof. **Authorized person(s) Dated _1_1_/3/2_0_2_0 __ _ ~) Mallory (Rousseau) McCarthy (Type or print name of authorized person) (Signature of authorized person) (Type or print name of authorized person) *Examples of professional service limited liability companies are accountants, attorneys, chiropractors, dentists, registered nurses and veterinarians. (This is not an inclusive list- see 13 MRSA § 723. 7) **Pursuant to 31 MRSA § 1676.l.A, Certificate of Formation MUST be signed by at least one authorized person. The execution ofthis certificate constitutes an oath or affirmation under the penalties offalse swearing under 17-A MRSA §453. Please remit your payment made payable to the Maine Secretary of State. Submit completed form to: Secretary of State Division of Corporations, UCC and Commissions 101 State House Station Augusta, ME 04333-0101 Telephone Inquiries: (207) 624-7752 Email Inquiries: CEC.Corporations@Maine.gov Form No. :MLLC-6 (2 of2) Rev. 10/3112012